UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 29, 2018

CSI Compressco LP

(Exact name of registrant as specified in its charter)

Delaware	1-35195	94-3450907
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (281) 364-2244

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

New Credit Agreement

On June 29, 2018, CSI Compressco LP, a Delaware limited partnership (the “Partnership”), CSI Compressco Sub Inc., a Delaware corporation and direct wholly owned subsidiary of the Partnership (“Compressco Sub”), and CSI Compressco Operating LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Partnership (“Operating LLC”, and collectively with the Partnership and Compressco Sub, the “Borrowers”), and certain subsidiaries of the Partnership named therein as guarantors (the “Guarantors”), entered into that certain Loan and Security Agreement (the “New Credit Agreement”) with the lenders from time to time party thereto (the “Lenders”), and Bank of America, N.A., in its capacity as administrative agent, collateral agent, letter of credit issuer and swing line lender. All of the Borrowers’ obligations under the New Credit Agreement will be guaranteed by certain of their existing and future domestic subsidiaries. The New Credit Agreement includes a maximum credit commitment of $50 million available for letters of credit (with a sublimit of $25 million) and swingline loans (with a sublimit of $5 million). Such maximum credit commitment may be increased by $25 million in accordance with the terms and conditions of the New Credit Agreement.

The Borrowers may borrow funds under the New Credit Agreement to pay fees and expenses related to the New Credit Agreement and for the Borrowers’ ongoing working capital needs and for general business purposes. The revolving loans under the New Credit Agreement may be voluntarily prepaid, in whole or in part, without premium or penalty, subject to breakage or similar costs. The maturity date of the New Credit Agreement is June 29, 2023.

Borrowings under the New Credit Agreement will bear interest at a rate per annum equal to, at the option of the Borrowers, either (i) London InterBank Offered Rate (“LIBOR”) (adjusted to reflect any required bank reserves) for an interest period equal to 30, 60, 90, 180 or 360 days (as selected by the Borrowers, subject to availability and with the consent of the Lenders for 360 days) plus a margin based on average daily excess availability or (ii) a base rate plus a margin based on average daily excess availability; such base rate shall be determined by reference to the highest of (a) the prime rate of interest announced from time to time by Bank of America, N.A., (b) the Federal Funds Rate (as defined in the New Credit Agreement) rate plus 0.5% per annum and (c) LIBOR (adjusted to reflect any required bank reserves) for a 30-day interest period on such day plus 1.0% per annum. Initially, from June 29, 2018 until the delivery of the financial statements for the fiscal quarter ending December 31, 2018, LIBOR-based loans will have an applicable margin of 2.00% per annum and base-rate loans will have an applicable margin of 1.00% per annum; thereafter, the applicable margin will range between 1.75% and 2.25% per annum for LIBOR-based loans and 0.75% and 1.25% per annum for base-rate loans, according to average daily excess availability when financial statements are delivered. In addition to paying interest on outstanding principal under the New Credit Agreement, the Borrowers will be required to pay a commitment fee in respect of the unutilized commitments thereunder, initially at the rate of 0.375% per annum until the delivery of the financial statements for the fiscal quarter ending September 30, 2018 and thereafter at the applicable rate ranging from 0.250% to 0.375% per annum, paid quarterly in arrears based on utilization of the commitments under the New Credit Agreement. The Borrowers will also be required to pay a customary letter of credit fee equal to the applicable margin on revolving credit LIBOR loans and fronting fees.

The New Credit Agreement contains certain affirmative and negative covenants, including covenants that restrict the ability of the Borrowers, the Guarantors and certain of their subsidiaries to take certain actions including, among other things and subject to certain significant exceptions, the incurrence of debt, the granting of liens, the making of investments, entering into transactions with affiliates, the payment of dividends and the sale of assets. The New Credit Agreement also contains a requirement that the Borrowers comply, during certain periods, with a fixed charge coverage ratio of 1.00 to 1.00.

All obligations under the New Credit Agreement and the guarantees of those obligations are secured, subject to certain exceptions, by a first priority security interest for the benefit of the Lenders in the Borrowers’ and the Guarantors’ present and future accounts receivable, inventory and related assets and proceeds of the foregoing (the “ABL Collateral”).

Certain of the Lenders under the New Credit Agreement and their affiliates have in the past provided, and may from time to time in the future provide, commercial banking, financial advisory, investment banking and other services to the Partnership and its subsidiaries. They have received, and may receive in the future, customary fees and commissions for these transactions. The description set forth above is qualified in its entirety by reference to the New Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

Loan and Security Agreement, dated as of June 29, 2018, by and among the Partnership, Compressco Sub and Operating LLC, as borrowers, certain subsidiaries of the Borrowers named as guarantors therein, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent, collateral agent, letter of credit issuer and swing line lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI Compressco LP

By:	CSI Compressco GP Inc.,
its general partner

By:	/s/ Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
General Counsel

Date: July 3, 2018